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                                                                    EXHIBIT 11

                      ZALE CORPORATION AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
               (amounts in thousands except per share amounts)


                                                                 Year Ended July 31,
                                                           -------------------------------
                                                             1997       1996         1995
                                                           -------    -------      -------
Primary:
    Net earnings applicable to common stock                $50,553    $43,989      $31,470
                                                           =======   ========      =======

    Shares
        Weighted average number of common shares
          outstanding                                       35,054     35,068       34,969
        Assuming exercise of options reduced by the
          number of shares which could have been
          purchased with the proceeds from exercise
          of such options                                      675        648          382
        Assuming exercise of warrants reduced by
          the number of shares which could have been
          purchased with the proceeds from exercise
          of such warrants                                     903        749          498
                                                           -------    -------      -------
        Weighted average number of common shares
          outstanding as adjusted                           36,632     36,465       35,849
                                                           =======    =======      =======
Net earnings per common share                              $  1.38    $  1.20      $  0.88
                                                           =======    =======      =======
Fully Diluted:
    Net earnings applicable to common stock                $50,553    $43,898      $31,470
                                                           =======    =======      =======
    Shares
        Weighted average number of common shares
          outstanding                                       35,054     35,068       34,969
        Assuming exercise of options reduced by the
          number of shares which could have been
          purchased with the proceeds from exercise
          of such options                                      773        720          559
        Assuming exercise of warrants reduced by
          the number of shares which could have been
          purchased with the proceeds from exercise
          of such warrants                                   1,026        830        1,037
                                                           -------    -------      -------
        Weighted average number of common shares
          outstanding as adjusted                           36,853     36,618       36,565
                                                           =======    =======      =======
Net earnings per common share                              $  1.37    $  1.20      $  0.86
                                                           =======    =======      =======

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